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EXHIBIT 11  STATEMENT RE COMPUTATION OF PER SHARE EARNINGS



                             EURONET SERVICES INC.
                      COMPUTATION OF LOSS PER COMMON SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                              Three Months
                                                                 Ended
                                                                March 31,
                                                                  1999
                                                             --------------
                                                               (Unaudited)
Loss per common share
Weighted average common shares outstanding.................     15,213,453
Net Loss...................................................     (9,684,000)
Loss per common share - basic and diluted..................    $     (0.64)
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